Exhibit 99.1

News Release

www.dcppartners.com
	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar
August 20, 2012	Phone:	303/605-1868
	24-Hour:	303/887-5419

DCP MIDSTREAM PARTNERS ANNOUNCES MANAGEMENT CHANGES

DENVER –DCP Midstream GP, LLC, the general partner of DCP Midstream Partners, LP (NYSE: DPM), or the “General Partner,” today announced that CEO and president Mark Borer informed the board of directors of his plans to retire as CEO and from the board of directors of the General Partner at the end of 2012. The board of directors of the General Partner has appointed Bill Waldheim to the position of president of the General Partner effective September 1, 2012. Mr. Borer will continue as CEO and as a director on the General Partners’ board of directors through December 31, 2012. In addition, Mr. Borer will continue in an advisory role through March 2013 to further ensure a smooth transition.

Bill Waldheim is currently the president of the natural gas liquids, gas, and crude oil logistics business unit for DCP Midstream, LLC, a position he has held since 2011. Prior to that time, Mr. Waldheim was president of DCP Midstream, LLC’s northern business unit since 2009 and was responsible for executive management of commercial and operations of assets in the Midcontinent, Rocky Mountain, Michigan and Gulf Coast regions as well as being responsible for downstream marketing of gas, NGLs and condensate. Prior to that time, Mr. Waldheim served in a variety of commercial and operational executive management positions for DCP Midstream, LLC since 1999. Prior to joining DCP Midstream, LLC, Mr. Waldheim served in a number of executive management positions with Union Pacific Fuels, Inc.

Mr. Waldheim, age 56, graduated from the University of Arizona with a bachelor’s degree in business and public administration, with a major in accounting. In addition, Mr. Waldheim is a graduate from Harvard’s Advanced Management Program. Mr. Waldheim has over 30 years’ experience in the energy industry where he has previously served on the boards of various industry groups such as the National Propane Gas Association and the Propane Education & Research Council. He also serves on the Board of Directors for the Rocky Mountain Chapter of Junior Achievement.

News Release

www.dcppartners.com
	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar
August 20, 2012	Phone:	303/605-1868
	24-Hour:	303/887-5419

“The DCP enterprise is blessed with tremendous talent within the ranks of its senior management team,” said Tom O’Connor, the chairman of the board of the General Partner. “The Board believes that Bill Waldheim has the demonstrated leadership skills and capabilities to ensure the long term growth and stability of DCP Midstream Partners, LP, or the “Partnership” as we continue to execute on our multi-faceted growth strategy with increased emphasis on co-investment with DCP Midstream, LLC. Through Bill’s leadership DCP has been able to advance numerous high value projects including Sand Hills and Southern Hills pipelines. I would like to thank Mark for his leadership and value creation as CEO of the Partnership over the past six years. During his tenure as CEO, the Partnership successfully executed and financed over $2 billion of transactions and is well positioned for continued growth with an investment grade balance sheet and low cost of capital. Mark’s commitment to the enterprise is further demonstrated by his desire to transition the leadership of the Partnership through the remainder of 2012 to ensure its continued success.”

Commenting on today’s announcement, Mark Borer said, “I have been with the DCP enterprise since 1999 and am honored to have been a key executive during its growth into the largest NGL producer in the United States. With a strong portfolio of DCP enterprise growth projects, the Partnership is well positioned for its ongoing transformation to a large scale and diversified MLP. With an effectively planned succession and transition, now is the time for me to retire from the Partnership and experience other avenues of personal and professional growth. It gives me great pleasure to see the appointment of Bill Waldheim as President of the Partnership’s general partner as I have worked with Bill for nearly 25 years and have a great deal of respect for his broad industry knowledge and track record of performance.”

News Release

www.dcppartners.com
	MEDIA AND INVESTOR RELATIONS CONTACT:	Jonni Anwar
August 20, 2012	Phone:	303/605-1868
	24-Hour:	303/887-5419

DCP Midstream Partners, LP (NYSE: DPM) is a midstream master limited partnership engaged in the business of gathering, compressing, treating, processing, transporting, storing and selling natural gas; producing, fractionating, transporting, storing and selling NGLs and condensate; and transporting, storing and selling propane in wholesale markets. DCP Midstream Partners, LP is managed by its general partner, DCP Midstream GP, LLC, which is wholly owned by DCP Midstream, LLC, a joint venture between Spectra Energy and Phillips 66. For more information, visit the DCP Midstream Partners, LP website at www.dcppartners.com

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